Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES THIRD QUARTER 2008 RESULTS AND PROVIDES FOURTH QUARTER OUTLOOK

Third Quarter Results In Line With Recent Guidance

New York, NY — November 20, 2008 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 600 retail stores, today announced results for the third quarter ended November 1, 2008.  The results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

For the third quarter of fiscal year 2008, net sales were $249.0 million, as compared to $276.4 million for the third quarter of fiscal year 2007.  Comparable store sales for the third quarter of fiscal year 2008 decreased 14.0%, compared to a 4.8% decrease in the prior year third quarter.  The current quarter sales results include the shift of a key promotional program from the last week of the third quarter into early November.  Net loss from continuing operations for the third quarter of fiscal year 2008 was $8.0 million, or $0.13 per diluted share, inclusive of a pre-tax charge of $2.5 million, or $0.03 per diluted share, related to a recent management change.  This compares to prior year third quarter net income from continuing operations of $5.3 million, or $0.09 per diluted share.

For the nine month period ended November 1, 2008, net sales were $814.8 million, as compared to $835.5 million for the nine months ended November 3, 2007.  Comparable store sales decreased 7.6% for the nine month period ended November 1, 2008, as compared to a 0.3% decrease in the prior year period. Net income from continuing operations for the nine month period ended November 1, 2008 was $7.3 million, or $0.12 per diluted share, inclusive of a pre-tax charge of $2.5 million, or $0.03 per diluted share, related to a recent management change.  This compares to prior year nine month net income from continuing operations of $15.5 million, or $0.25 per diluted share.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated:  “During the quarter we continued to manage to the key priorities that we set at the beginning of the year, focusing on delivering strong assortments, outstanding marketing and great value to our customers.  While we made progress on our key initiatives, the dramatic deterioration of the economy and the macroeconomic environment had a significant effect on consumer spending beginning in September and continuing throughout the quarter.  As a result, while our third quarter financial performance is in line with our revised guidance, it is well below our original expectations.  While our November sales trend has significantly improved versus October, with the movement of our City Cash promotion and the introduction of our holiday floorset, we are still cautious as we begin the holiday season and are preparing for a highly promotional environment.”

Significant highlights with respect to the third quarter included the following:

•                  The Company’s E-commerce store continued to produce strong results with sales almost double the level of the prior year’s third quarter;

•                  Inventory remains under tight control with a 10.5% decline in inventory per average store as compared to the end of last year’s third quarter;

•                  Selling, general and administrative expenses declined by 2.9% on an average store basis; and

•                  The Company ended the quarter with $41 million of cash on hand (up $26 million from the prior year third quarter), reduced long term debt and no outstanding borrowings under its revolving credit facility.

Outlook

The Company currently believes that the economic environment will remain challenging and expects promotional activity to accelerate throughout the key holiday selling period.  The Company expects to end the fiscal year with significant cash and no borrowings under its revolving credit facility.  At present, the Company does not anticipate the need to utilize its credit facility during Spring 2009.  As the Company looks ahead, forecasting the level of consumer spending remains difficult.  The Company’s outlook for the fourth quarter of fiscal year 2008 reflects comparable store sales in the high negative single-digit range with lower gross margins versus the same period last year.  This sales outlook includes the effects of the promotional shift from the third quarter into the fourth quarter.  The Company’s current outlook for earnings reflects a loss per diluted share in the range of $0.05 to $0.20.  This compares to actual fourth quarter of fiscal year 2007 earnings per diluted share of $0.18.

The Company expects comparable store sales to be in the high negative single-digit range for full fiscal year 2008 and now expects earnings per diluted share to be in the range of income of $0.07 to a loss of $0.08 per diluted share.  This compares to the Company’s actual fiscal year 2007 earnings per diluted share of $0.44.

During fiscal year 2008, the Company plans to have opened 25 stores, closed 15 stores and remodeled 14 stores, ending the fiscal year with 588 stores and 3.3 million selling square feet in operation, with new stores representing approximately 105,000 selling square feet.  Capital expenditures are estimated to be approximately $50.0 million in fiscal year 2008 versus $75.5 million in fiscal year 2007.  Depreciation expense for the year is estimated at $44.0 million.

Looking ahead to fiscal year 2009, the Company will continue to be extremely selective in the opening of new stores and focus on improving the productivity of its existing locations.  The Company currently expects fiscal year 2009 capital expenditures to be approximately $15.0 million, down from approximately $50.0 million in fiscal year 2008.

Conference Call Information

A conference call to discuss the third quarter of fiscal year 2008 results is scheduled for today Thursday, November 20, 2008 at 8:00 am Eastern Standard Time.  Investors and analysts interested in participating in the call are invited to dial 800-922-9655, referencing conference ID number 73382753, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on November 27, 2008 and can be accessed by dialing 800-642-1687 and enter conference ID number 73382753 and pin: 1079.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to:  (i) our ability to open and operate stores successfully; (ii) seasonal fluctuations in our business; (iii) our ability to anticipate and respond to fashion trends; (iv) general economic conditions, consumer confidence and spending patterns; (v) our dependence on mall traffic for our sales; (vi) competition in our market, including promotional and pricing competition; (vii) our ability to retain, recruit and train key personnel; (viii) our reliance on third parties to manage some aspects of our business; (ix) our reliance on foreign sources of production; (x) our ability to protect our trademarks and other intellectual property rights; (xi) our ability to maintain, and our reliance on, our information technology infrastructure; (xii) the effects of government regulation; (xiii) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xiv) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion-oriented, moderately-priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 600 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended November 1, 2008	% of net sales	Three months ended November 3, 2007	% of net sales
Net sales	$249,027	100.0%	$276,379	100.0%

Cost of goods sold, buying and occupancy costs	186,089	74.7%	194,263	70.3%

Gross profit	62,938	25.3%	82,116	29.7%

Selling, general and administrative expenses	76,070	30.6%	73,758	26.7%

Operating (loss) income	(13,132)	(5.3)%	8,358	3.0%

Interest expense, net of interest income	232	0.1%	437	0.2%

(Loss) income from continuing operations before income taxes	(13,364)	(5.4)%	7,921	2.8%

(Benefit) provision for income taxes	(5,372)	(2.2)%	2,630	0.9%

(Loss) income from continuing operations	(7,992)	(3.2)%	5,291	1.9%

Income (loss) from discontinued operations, net of taxes	68	—%	(21,321)	(7.7)%

Net loss	$(7,924)	(3.2)%	$(16,030)	(5.8)%

Basic (loss) earnings per share from continuing operations	$(0.13)		$0.09
Basic loss per share from discontinued operations	—		(0.36)
Basic loss per share	$(0.13)		$(0.27)

Diluted (loss) earnings per share from continuing operations	$(0.13)		$0.09
Diluted loss per share from discontinued operations	—		(0.35)
Diluted loss per share	$(0.13)		$(0.26)

Weighted average shares outstanding:
Basic shares of common stock	59,858		58,845
Diluted shares of common stock	59,858		61,074

Selected operating data for continuing operations:

(Dollars in thousands, except square foot data)
Comparable store sales decrease	(14.0)%		(4.8)%
Net sales per average selling square foot (a)	$74		$84
Net sales per average store (b)	$416		$491
Average selling square footage per store (c)	5,620		5,841

(a)  Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)  Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)  Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Nine months ended November 1, 2008	% of net sales	Nine months ended November 3, 2007	% of net sales
Net sales	$814,764	100.0%	$835,531	100.0%

Cost of goods sold, buying and occupancy costs	579,503	71.1%	595,281	71.2%

Gross profit	235,261	28.9%	240,250	28.8%

Selling, general and administrative expenses	222,573	27.3%	214,334	25.7%

Operating income	12,688	1.6%	25,916	3.1%

Interest expense, net of interest income	412	0.1%	917	0.1%

Income from continuing operations before income taxes	12,276	1.5%	24,999	3.0%

Provision for income taxes	4,935	0.6%	9,495	1.1%

Income from continuing operations	7,341	0.9%	15,504	1.9%

Income (loss) from discontinued operations, net of taxes	235	—%	(27,233)	(3.3)%

Net income (loss)	$7,576	0.9%	$(11,729)	(1.4)%

Basic earnings per share from continuing operations	$0.12		$0.27
Basic earnings (loss) per share from discontinued operations	0.01		(0.47)
Basic earnings (loss) per share	$0.13		$(0.20)

Diluted earnings per share from continuing operations	$0.12		$0.25
Diluted loss per share from discontinued operations	—		(0.44)
Diluted earnings (loss) per share	$0.12		$(0.19)

Weighted average shares outstanding:
Basic shares of common stock	59,520		58,304
Diluted shares of common stock	61,398		60,966

Selected operating data for continuing operations:

(Dollars in thousands, except square foot data)
Comparable store sales decrease	(7.6)%	(0.3)%
Net sales per average selling square foot (a)	$243	$255
Net sales per average store (b)	$1,383	$1,514
Average selling square footage per store (c)	5,620	5,841

(a)	Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.
(b)	Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.
(c)	Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	November 1, 2008	February 2, 2008	November 3, 2007
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,152	$73,734	$14,900
Accounts receivable	15,605	18,523	31,135
Income taxes receivable	4,274	11,730	—
Inventories, net	157,906	103,923	167,069
Prepaid expenses	29,887	21,991	24,831
Other current assets	3,663	1,913	3,926
Current assets of discontinued operations	305	716	21,913
Total current assets	252,792	232,530	263,774

Property and equipment, net	247,547	239,557	230,175
Intangible assets	14,879	14,843	14,843
Deferred income taxes	—	—	884
Other assets	1,260	1,500	1,440
Non-current assets of discontinued operations	—	26	424
Total assets	$516,478	$488,456	$511,540
Liabilities and stockholders’ equity
Current liabilities:
Current portion – long-term debt	$6,000	$6,000	$6,000
Accounts payable	101,400	77,177	110,926
Accrued expenses	53,916	53,618	54,148
Deferred income taxes	3,546	3,928	3,723
Current liabilities of discontinued operations	757	7,328	6,402
Total current liabilities	165,619	148,051	181,199

Long-term debt, net of current portion	15,000	19,500	21,000
Deferred income taxes	2,824	3,747	—
Deferred rent	77,060	72,537	70,734
Other liabilities	4,680	4,660	4,377
Non-current liabilities of discontinued operations	—	—	1,409
Total liabilities	265,183	248,495	278,719

Total stockholders’ equity	251,295	239,961	232,821
Total liabilities and stockholders’ equity	$516,478	$488,456	$511,540

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	Nine months ended November 1, 2008	Nine months ended November 3, 2007

Operating activities
Net income (loss)	$7,576	$(11,729)
Less: Income (loss) from discontinued operations, net of taxes	235	(27,233)
Income from continuing operations	7,341	15,504
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	32,130	28,337
Amortization of deferred financing costs	133	186
Share-based compensation expense	1,274	1,371
Deferred income taxes	(1,305)	(3,574)
Changes in operating assets and liabilities:
Accounts receivable	2,918	(17,349)
Income taxes receivable	7,456	—
Inventories, net	(53,983)	(64,813)
Prepaid expenses	(7,896)	(6,037)
Accounts payable	24,223	47,972
Accrued expenses	298	(5,045)
Income taxes payable	—	(6,391)
Deferred rent	4,523	16,901
Other assets and liabilities	(1,750)	745
Net cash provided by operating activities of continuing operations	15,362	7,807

Investing activities
Acquisition of trademarks	(36)	—
Proceeds from sales of fixed assets	260	—
Capital expenditures	(40,253)	(55,977)
Net cash used in investing activities of continuing operations	(40,029)	(55,977)

Financing activities
Repayment of debt	(4,500)	(4,500)
Payment of financing costs	—	(243)
Proceeds from exercise of stock options	148	262
Excess tax benefit from exercise of stock options	2,336	4,431
Other	—	(136)
Net cash used in financing activities of continuing operations	(2,016)	(186)

Cash flows from discontinued operations
Operating cash flows	(6,122)	(3,798)
Investing cash flows	—	(401)
Financing cash flows	—	—
Net cash used in discontinued operations	(6,122)	(4,199)

Net decrease in cash and cash equivalents	(32,805)	(52,555)
Cash and cash equivalents at beginning of period (including cash at discontinued operations of $223 and $206, respectively)	73,957	68,064
Cash and cash equivalents at end of period (including cash at discontinued operations of $0 and $609, respectively)	$41,152	$15,509

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2008	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	578	10	2	(2)	586
2nd Quarter (Actual)	586	10	4	—	596
3rd Quarter (Actual)	596	5	7	(1)	600
4th Quarter (Projected)	600	—	1	(12)	588

Fiscal Year 2008	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,327,450	42,139	(8,761)	(14,122)	3,346,706
2nd Quarter (Actual)	3,346,706	40,321	(6,858)	—	3,380,169
3rd Quarter (Actual)	3,380,169	22,181	(21,649)	(8,682)	3,372,019
4th Quarter (Projected)	3,372,019	—	(1,472)	(86,854)	3,283,693